                                                                  Exhibit 10.26

                             REINSURANCE AGREEMENT
                   (hereafter referred to as the "Agreement")

                                    between

                   CONTINENTAL GENERAL LIFE INSURANCE COMPANY
                    (hereafter referred to as the "Company")

                                      and

                        REASSURANCE COMPANY OF HANNOVER
                   (hereafter referred to as the "Reinsurer")








Effective:   12:01 A.M., Local Standard Time, February 1, 1999
Term:        Continuous
Type:        COINSURANCE HA-CGIC-01

                               TABLE OF CONTENTS
                               -----------------



ARTICLE                                                                    PAGE
-------                                                                    ----


         PREAMBLE ..........................................................4
I        DEFINITIONS .......................................................4
II       LIABILITY; ALLOWANCES; PROFIT SHARING .............................6
III      COMMENCEMENT AND TERMINATION; RECAPTURE ...........................6
IV       POLICY REDUCTIONS AND TERMINATIONS ................................6
V        PREMIUM ...........................................................7
VI       REPORTS AND REMITTANCES; POWER OF ATTORNEY ........................7
VII      EXTRA CONTRACTUAL OBLIGATIONS .....................................8
VIII     REINSURER'S RIGHT OF NOTICE OF UNUSUAL PRACTICES ..................9
IX       ADMINISTRATION OF THE POLICIES ....................................9
X        REPRESENTATIONS, WARRANTIES AND COVENANTS .........................9
XI       LOSS SETTLEMENTS ..................................................9
XII      COINSURANCE; RESERVES ............................................11
XIII     ERRORS AND OMISSIONS .............................................11
XIV      INSOLVENCY .......................................................11
XV       TREASURY REGULATION SECTION 1.848-2 (g)(8) .......................11
XVI      TAXES ............................................................12
XVII     ACCESS TO RECORDS ................................................13
XVIII    ARBITRATION ......................................................13
XIX      GOVERNING LAW ....................................................14
XX       SUBROGATION ......................................................14
XXI      ENTIRE AGREEMENT .................................................14
XXII     POLICY CHANGES; RATE INCREASES ...................................14
XXIII    OFFSET ...........................................................15
XXIV     WAIVER; AMENDMENT ................................................16
XXV      NO ASSIGNMENT; BINDING EFFECT ....................................16
XXVI     SEVERABILITY .....................................................16
XXVII    NOTICES ..........................................................16
XXVIII   EXECUTION ........................................................17






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          SCHEDULE A - LIFE AND ANUUITY POLICIES ..........................18
          SCHEDULE A (CONT.) - ACCIDENT AND HEALTH ........................20
          SCHEDULE B - CEDING ALLOWANCE; EXPENSE ALLOWANCE ................27
          SCHEDULE C - RECAPTURE; EXPERIENCE REFUND .......................28

                             REINSURANCE AGREEMENT
                   (hereafter referred to as the "Agreement")

                                    between

                   CONTINENTAL GENERAL LIFE INSURANCE COMPANY
                    (hereafter referred to as the "Company")

                                      and

                        REASSURANCE COMPANY OF HANNOVER
                   (hereafter referred to as the "Reinsurer")


PREAMBLE
--------

In consideration of the mutual covenants hereinafter contained the parties hereto agree as follows:

ARTICLE I - DEFINITIONS
-----------------------

"Claim" means a claim made to the Company by a policyholder, insured, certificate holder or dependent thereof who is entitled to coverage under a Policy for which medical treatment, facilities or services contractually covered by such Policy, and not excluded by such Policy, were rendered or provided to such policyholder, insured, certificate holder or dependent thereof. A Claim is incurred on the date it is regarded as being incurred in the administration of the insured's Claim relating to the same medical treatment, facilities or services.

"Coinsurance Basis" means reinsurance on a basis whereby the Company cedes to the Reinsurer reserves underlying the Policies and assets, valued at book value in accordance with SAP, which assets satisfy the reserve requirements necessary or required by applicable law or regulation with respect to the Reinsurer's proportionate share of liability hereunder, and such reserves and assets are held by the Reinsurer.

"Company" means Continental General Life Insurance Company, a
Nebraska corporation.

"Contested Claim" has the meaning assigned to such term in Article
XI hereof.

"Effective Date" means 12:01 A.M., Local Standard Time, February 1, 1999.

"Extra Contractual Obligations means any and all costs, expenses, damages, liabilities or obligations of any kind or nature (including without limitation attorneys fees, consequential and incidental damages, and punitive and exemplary damages) which are incurred by the Company and arise out of; result from or relate to any act or omission, whether or not in bad faith, intentional, willfill, negligent, reckless, careless or otherwise, of the Company in connection with a Policy, and which are not contractually covered by the terms and conditions of such Policy.

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"Local Standard Time" means the time at the location of the Company's home office.

"Loss" means a Claim that has been actually paid by the Company. A Loss is incurred on the date that the Loss is actually paid by the Company.

"Loss Adjustment Expenses" means all payments to other than employees of fees and expenses associated with investigation, litigation (including without limitation reasonable attorney's fees) and settlement of Claims, as distinguished from the amount of a claimant's recovery from the Company under such claimant's Policy.

"Modified Pre-tax" means the taxable income to the Reinsurer under this Agreement consisting of the difference between (A) and (B), where (A) equals the sum of: (i) pre-tax gain, plus (ii) change in the difference between tax and SAP reserves on the Policies, plus (iii) capitalized deferred acquisition costs from this Agreement, minus (iv) amortized deferred acquisition costs from this Agreement; and (B) equals the sum of: (i) the change in risk-based capital for the Policies, minus (ii) interest (at the Reinsurer's net portfolio rate) on risk-based capital on the Policies.

"Person" means an individual, firm, corporation or entity.

"Policy" means the plans of insurance policies, riders, and binders listed on Schedule A attached hereto and incorporated herein by reference which are issued by the Company and in force on and after the Effective Date.

"Premium" means premium required by a Policy to be paid and which is actually collected and received by the Company less premium returned to a Person after actual collection and receipt by the Company due to rescission or cancellation of a Policy or reductions or terminations in coverage or benefits under a Policy.

"Reinsurer" means Reassurance Company of Hannover, a Florida corporation.

"SAP" means the statutory accounting practices and procedures permitted or prescribed by the insurance department of the State of Nebraska.

"Services" means all of the usual and customary servicing and administrative functions and duties associated with the Policies, including but not limited to, premium payments; Claims administration; customer services for insureds, owners, beneficiaries, agents and other interested Persons; file and record maintenance and administration including system maintenance and administration; billing and collection of Premium; maintenance of Policy financial data in such form to allow the Reinsurer to meet any and all reporting requirements it may have; and payment of agents' commissions related to Policies.

"Settlement Date" has the meaning assigned to such term in Article VI hereof.

"Suspension Notice" has the meaning assigned to such term in Article XXII hereof.


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ARTICLE II - LIABILITY: ALLOWANCES; PROFIT SHARING
--------------------------------------------------

The Company agrees to cede to the Reinsurer, and the Reinsurer agrees to reinsure from the Company, 50% of Losses under Policies in force on and after the Effective Date; provided, however, that from and after the date on which the Company repays the Reinsurer the loss carryforward as calculated by Schedule C hereto, the Reinsurer and the Company agree that the Company shall cede to the Reinsurer, and the Reinsurer shall reinsure from the Company, 35% of the Reinsurer's proportionate share of Losses under Policies hereunder. On and after such date, the Reinsurer agrees to pay to the Company the SAP profits, earned by the Reinsurer under its proportionate share of reinsurance hereunder, in excess of the Reinsurer's maximum Modified Pre-tax target return on its investment of 12%. The Reinsurer agrees to indemnify the Company for such Losses to the extent provided by this Article II. The Company and the Reinsurer acknowledge and agree that the reinsurance provided to the Company by the Reinsurer hereunder is on an original terms basis on the underlying Policies reinsured hereby.

In connection with the reinsurance hereunder the Reinsurer agrees to pay to the Company (i) a ceding allowance and (ii) expense allowances on the terms and provisions set forth in Schedule B.

ARTICLE III - COMMENCEMENT AND TERMINATION; RECAPTURE
-----------------------------------------------------

This Agreement, and the rights, obligations and duties hereunder of the parties hereto, shall become effective on the Effective Date. The Reinsurer shall continue to provide reinsurance only for Losses incurred by the Company under Policies so long as such Policies continue to be in force and this Agreement continues to be in effect as to such Policies. The Reinsurer shall have no liability hereunder for Losses paid by the Company under Policies prior to the Effective Date.

This Agreement may be amended in writing by the mutual written consent of the parties hereto. This Agreement shall become effective on the Effective Date and shall remain in effect until its termination, which shall occur upon one party delivering to the other party ninety (90) days prior written notice of such termination. On the date of such termination, the Reinsurer shall have no liability with respect to Policies issued by the Company on and after such date of termination; provided, however, that the Reinsurer shall continue to remain liable for reinsurance hereunder with respect to Losses under inforce Policies as of such termination date.

The Policies may be recaptured by the Company within the first twenty-four calendar months after the Effective Date upon compliance by the Company with the recapture provisions of Schedule C hereto. After such twenty-four month period, the Policies may be recaptured upon terms agreeable to the Reinsurer. Upon recapture, the Reinsurer shall transfer to the Company assets, valued in accordance with SAP, equal to the SAP reserves of the Policies recapture as of the date of such recapture, which calculation of SAP assets shall include provision for realized capital gains and losses (to account for change in market value of such assets as of the recapture date).

ARTICLE IV - POLICY REDUCTIONS AND TERMINATIONS
-----------------------------------------------

The Reinsurer's liability hereunder shall not be increased by reason of the inability of the Company

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




to collect from any other reinsurers any amounts which may become due from such reinsurers which amounts arise, relate to or result from reinsurance of risk by such reinsurers under Policies or any other policy issued by the Company.

Reductions and terminations of coverage and benefits under Policies shall reduce or terminate the Reinsurer's liability hereunder in a corresponding amount as of the same date.

ARTICLE V - PREMIUM
-------------------

The Company shall pay to the Reinsurer an amount equal to 50% of Premium with respect to Policies; provided, however, that from and after the date upon which the Company repays the Reinsurer the loss carryforward as calculated by Schedule C hereto, the Reinsurer and the Company agree that the Company shall pay to the Reinsurer an amount equal to 35% of Premium with respect to Policies.

ARTICLE VI - REPORTS AND REMITTANCES; POWER OF ATTORNEY
-------------------------------------------------------

Premium funds collected by the Company with respect to the Policies shall be deposited in a bank account or accounts under the control of the Company and identified as the Company's Premium account(s). The Company shall authorize the deposit of checks drawn to its order in this account, as well as the use of this account for Premium drafting plans with respect to the Policies. Funds may be transferred or paid from such Company Premium account(s) only:

1. To pay return Premiums to policyholders (provided that such Premiums were received by the Company hereunder);

2. To pay Claims or fund a bank account, identified as the Company's claim account, used to pay Claims under Policies, and Loss Adjustment Expenses with respect to Policies;

3.     To pay commissions with respect to Premiums on Policies;

4.     To pay the Company estimated Premium taxes with respect to the Policies;

5.     To pay the Company's expense allowance provided for in Schedule B hereto;

6. To pay, when applicable, the Company's share of the SAP profits in excess of the Reinsurer's maximum Modified Pre-tax target return on its investment of 12%.

7.     To pay the net balance due from Premiums each month to the Reinsurer.

Any expenses associated with this account shall be borne by, and interest earned thereon credited to, the Company.

Within forty-five (45) days after the end of each calendar quarter the Company (the "Settlement Date") shall deliver in writing to the Reinsurer a report delineating all of the foregoing, and shall also include in such report (i) change in reserves, calculated in accordance with SAP, on the Policies in force as of the end of the calendar quarter preceding the Settlement Date (reported on a quarterly basis only) as compared to the quarter prior thereto; and (ii) such other information as the Reinsurer may reasonably request. During such forty-five (45) day period, investment income shall accrue on the net balance due and payable for the applicable calendar quarter. Such investment income shall accrue at a rate equal the Reinsurer's net portfolio rate for the quarter prior to the Settlement Date. If the net balance due is not paid as of the Settlement Date by the party owing such amount, the investment income rate shall be increased by 3% per annum for the period from the Settlement Date through and including the actual payment date.

Together with the delivery of each such report by the Company to the Reinsurer, the Company shall remit all amounts due and payable by the Company to the Reinsurer, if any, as indicated by such report. Within twenty (20) days after the Reinsurer's receipt of the report, the Reinsurer shall pay the Company all amounts due and payable to the Company by the Reinsurer, if any, as indicated by such report.

If the Company decides to deliver such report via electronic media, the Company shall consult with the Reinsurer to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company shall communicate such changes to the Reinsurer prior to the use of such changes in reports to the Reinsurer.

Upon receipt of a report, the Reinsurer may, in its discretion and upon reasonable information and belief, contest the information contained in the report. If the Reinsurer so contests, the Reinsurer shall deliver to the Company written notice thereof stating the reasons upon which the Reinsurer disputes the report, and the parties shall use their best efforts to resolve the dispute within twenty (20) days thereafter. If the parties fail to resolve such dispute within such period, the dispute shall be resolved by arbitration as provided herein. During the time such dispute is pending, the Reinsurer shall have the right to suspend all payment obligations relating to the disputed portion(s) of such report until resolution of such dispute. If such dispute is resolved by arbitration in favor of the Company, the Reinsurer shall be liable for interest (as provided below) on the amount owed by the Reinsurer to the Company as of the date such amount became past due.

ARTICLE VII - EXTRA CONTRACTUAL OBLIGATIONS
-------------------------------------------

The Reinsurer shall have no liability for Extra Contractual Obligations, unless the Reinsurer was an active party or directed, consented to, or ratified the act, omission or course of conduct which ultimately resulted in assessment of Extra Contractual Obligations against the Company, in which case the Reinsurer shall share pro rata in such Extra Contractual Obligations in proportion to the Reinsurer's liability for a Loss hereunder.

ARTICLE VIII - REINSURER'S RIGHT OF NOTICE OF UNUSUAL PRACTICES
---------------------------------------------------------------

The parties acknowledge and agree that the Reinsurer has placed its utmost good faith and confidence in the Company, and the parties assume that, except as otherwise notified by the Company, the underwriting, claims and other insurance practices employed by the Company with respect to the reinsurance under this Agreement are consistent with the customary and usual practices of the insurance industry as a whole. Where the Company does engage in exceptional or uncustomary practices, the Company agrees to notify the Reinsurer of such practices. The parties agree that the Company's failure to so notify the Reinsurer will result in the Reinsurer having no liability hereunder with respect to Losses relating to such exceptional or uncustomary practices.

ARTICLE IX - ADMINISTRATION OF THE POLICIES
-------------------------------------------

As of the Effective Date, the Company agrees to perform the Services with the utmost good faith for as long as the Reinsurer is required to provide reinsurance hereunder.

If the Reinsurer reasonably believes that the Company has failed to perform the Services, the Reinsurer shall notify the Company in writing of such failure and the Company shall have ten (10) business days to cure such failure to the reasonable satisfaction of the Reinsurer. If the Company fails or refuses to cure such failure within such period, or has become financially impaired, the Reinsurer may request the Company to secure another Person to perform the Services, in which case the Company shall engage another Person selected by the Company and reasonably satisfactory to the Reinsurer to perform the Services. Such other Person shall have in good standing all governmental, regulatory and other licenses, permits and authorizations necessary or required by law to perform the Services.

In the event the Company is removed from performing the Services pursuant to this Article, the Company shall deliver to the replacement Person providing the Services all reports, records, documents, instruments and other information necessary or required to perform satisfactorily the Services. All costs associated with the transfer of the Services to another Person shall be borne by the Company.

ARTICLE X - REPRESENTATIONS, WARRANTIES AND COVENANTS
-----------------------------------------------------

The Company represents and warrants to the Reinsurer that if required by applicable law, rule or regulation, each Policy has been filed with the appropriate governmental or regulatory agency or authority and approval of such filed Policy has been obtained by the Company from such agency or authority.

The Company covenants and agrees to perform all of its duties and obligations hereunder with the utmost good faith.

ARTICLE XI - LOSS SETTLEMENTS
-----------------------------

The Reinsurer shall accept the decision of the Company with respect to a Claim and the incurrence of a Loss, except as otherwise provided herein. The Company agrees to deliver written notice to the Reinsurer of each Claim which would, if paid, cause the Reinsurer's liability hereunder to be $50,000 or more prior to such Claim actually being paid. The Company agrees to deliver to the Reinsurer all documents, reports and other information in the possession of or known by the Company relating to such Claim to permit the Reinsurer to evaluate the Claim and advise the Company in writing with respect to payment of the Claim. If the Reinsurer fails to advise the Company in writing within twenty (20) days after the Company's delivery to the Reinsurer of the documents, reports and other information relating to such Claim, the Company shall pay the Claim and the Reinsurer shall be estopped from denying reinsurance liability hereunder for such Loss.

The Company may, in its discretion, deliver written notice to the Reinsurer of each Claim as to which the Company is uncertain, or has reasonable cause to believe, that such Claim is or may not be properly payable. In addition, the Company shall deliver immediately such a notice to the Reinsurer as to each Claim denied in whole or in part by the Company if a notice of litigation or threatened litigation is filed with the Company relating to such denied Claim (each Claim as to which such a notice is delivered is referred to herein as a "Contested Claim"). The Company agrees to deliver immediately to the Reinsurer all documents, reports and other information relating to such Contested Claim to permit the Reinsurer to evaluate the Contested Claim and advise the Company in writing with respect to payment of the Contested Claim. In the event the Company complies with the Reinsurer's advice with respect to a Contested Claim, and Extra Contractual Obligations later arise with respect to such Contested Claim, the Reinsurer shall share in the Extra Contractual Obligations in proportion to the Reinsurer's liability for a Loss hereunder, but if the Company fails to give such notice or to comply with such advice, the Reinsurer shall not share in any of the Extra Contractual Obligations. In no event shall the Reinsurer be liable for any Extra Contractual Obligations based upon acts, omissions, facts, circumstances or events which occurred prior to the Effective Date.

The Company agrees to deliver written notice to the Reinsurer of each Policy that the Company reasonably believes should be rescinded and Premium reimbursed to the policyholder prior to the Company actually rescinding such Policy. The Reinsurer shall review facts surrounding the Policy and the reasons for the reasonable belief of the Company that the Policy should be rescinded and the Reinsurer will advise the Company in writing with respect to the rescission of the Policy within twenty (20) days after the Company delivers its written notice to the Reinsurer regarding the Policy. In the event the Reinsurer advises the Company to rescind the Policy and Extra Contractual Obligations later arise due to such advice from the Reinsurer, the Reinsurer shall share in the Extra Contractual Obligations in proportion to the Reinsurer's liability for a Loss hereunder, but if the Company fails to comply with such advice, the Reinsurer shall not share in any of the Extra Contractual Obligations.

The parties agree that the Company's intentional or grossly negligent acts or omissions with respect to this Article XI shall relieve the Reinsurer of any liability hereunder with respect to any such Claim, Loss or Policy.

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ARTICLE XII - COINSURANCE; RESERVES
-----------------------------------

The reinsurance hereunder shall be on a Coinsurance Basis. The parties agree that the SAP reserves relating to the Policies, including but not limited to the Claim reserves (including Loss Adjustment Expenses), the advance premiums, and uneamed premiums shall be reviewed at least quarterly and that any redundancy or deficiency thereof shall be adjusted immediately. SAP reserves relating to the Policies shall be ceded, and assets, acceptable to the Reinsurer (if other than cash assets) and valued at book value (or marked to market as of the Effective Date in the case of marketable securities) in accordance with SAP, which assets satisfy the reserve requirements necessary or required by applicable law or regulation with respect to the Reinsurer's proportionate share of liability hereunder, shall be transferred by the Company to the Reinsurer in connection with the reinsurance hereunder. As of the end of the calendar quarter in which this Agreement commences and as part of such quarterly accounting and reporting, the parties agree to true-up the value of the assets transferred based upon the value of such assets as of the Effective Date and to pay to the other any amounts owed by one party to the other as a result of such true-up.

ARTICLE XIII - ERRORS AND OMISSIONS
-----------------------------------

Any inadvertent or clerical delay, error or omission made by any party hereto in connection with this Agreement shall not relieve either party from any liability of such party hereunder had such inadvertent or clerical delay, error or omission not occurred. The parties agree to cure all inadvertent and clerical delays, errors and omissions immediately upon discovery thereof.

ARTICLE XIV - INSOLVENCY
------------------------

In the event of insolvency of the Company, all payments of the Reinsurer for Losses shall be payable directly to the Company, or to the Company's liquidator, receiver, conservator or statutory successor, without diminution because of the insolvency of the Company.

The Company or its liquidator, receiver, conservator or statutory successor shall give written notice to the Reinsurer of the pendency of a Claim, indicating the Policy under which such Claim is pending, within a reasonable time after such Claim is filed in the insolvency proceeding. During the pendency of such Claim the Reinsurer may investigate such Claim and interpose, at its own expense, in the proceeding where such Claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor.

The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the insolvency court, against the Company as part of the administrative expenses of the estate to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE XV - TREASURY REGULATION SECTION 1.848-2(g)(8) JOINT ELECTION
---------------------------------------------------------------------

The Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for the taxable year ended December 31, 1999 and for all subsequent taxable years for which this Agreement remains in effect unless such election is terminated by mutual written agreement of the parties hereto with the consent, if required, of the Commissioner of the Internal Revenue Service.

As used in this Article XV, the term "party" will refer to either the Company or the Reinsurer as appropriate.

The terms used in this Article XV are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Treasury Regulation Section 1.848-2(f) or "gross premium and other consideration" as defined in Treasury Regulation Section 1.848-2(b) as appropriate.

Both parties agree to identify this Agreement as one for which the joint election under Treasury Regulation Section 1.848-2(g)(8) has been made in a schedule attached to their respective federal income tax returns for the taxable period ended December31, 1999.

The party with the positive net consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)( 1).

Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

The Company will submit a schedule to the Reinsurer by July 1st of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.

The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within forty-five (45) days of the Reinsurer's receipt of the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer will report the net consideration as determined by the Company in the Reinsurer s tax return for the previous year.

If the Reinsurer disputes the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within forty-five (45) days of the date the Reinsurer submits its alternative calculation. If the Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year. If the parties fail to reach agreement on an amount of net consideration, the dispute shall be resolved by arbitration as provided herein.

ARTICLE XVI - TAXES
-------------------

The Company shall not claim a deduction in respect of the ceded Premium hereunder when making tax returns, other than income or profits tax returns, to any state or territory of the United States of

America or the District of Columbia.

Within fifteen (15) days after the Company files with all governmental authorities its premium tax returns for the preceding calendar year, the Company shall provide a copy of same to the Reinsurer. Within fifteen (15) days thereafter, the Reinsurer shall compute the excess or the deficiency of premium taxes actually paid to the Company for such preceding calendar year based upon the estimated payment made by the Company each month pursuant to Article VI hereof. If there exists an excess, the Company agrees to pay such excess amount to the Reinsurer. If there exists a deficiency, the Reinsurer agrees to pay such deficiency to the Company. The Company and the Reinsurer agree to pay the other party, as applicable, such excess or deficiency in Premium taxes within 5 days after the determination of the actual amount of Premium taxes paid by the Company.

ARTICLE XVII - ACCESS TO RECORDS
--------------------------------

The Company shall make available to the Reinsurer and the Reinsurer shall have the right to inspect (at the Reinsurer's expense), through its authorized representatives, at all reasonable times, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all Claims made and Losses paid in connection therewith.

ARTICLE XVIII - ARBITRATION
---------------------------

Any dispute arising out of this Agreement, whether arising before or after termination, which is not resolved by the parties shall be submitted to arbitration for decision by a board of arbitrators composed of two arbiters and an umpire, meeting in Orlando, Florida unless otherwise agreed. Arbitration shall be commenced by one party delivering to the other party(ies) written notice of arbitration, which notice shall set forth the nature of the dispute and the relief sought. Within thirty (30) days after receipt of such notice, each party to the dispute shall appoint an arbiter, and within thirty (30) days thereafter, such arbiters shall appoint the umpire. If any party fails to select an arbiter within the period prescribed, the other party(ies) shall select the arbiter(s). If the arbiters so selected fail to agree upon the appointment of an umpire within such thirty (30) day period, each arbiter shall propose three names, of whom the other shall decline two, and the decision shall be made by drawing lots. The members of the board of arbitrators shall be active or retired, disinterested officers of life, accident and health insurance or reinsurance companies.

The arbitration hearing shall be commenced within thirty (30) days after the selection of the umpire. During the pendency of the arbitration, the parties may provide the board of arbitrators, as well as the other party(ies), briefs and memorandum of law supporting their respective position in the dispute. The board of arbitrators shall consider all such briefs and memoranda as well as testimony at the arbitration.

The board of arbitrators shall follow the Commercial Arbitration Rules and shall make its decision with due regard to applicable law and to custom and practice in the insurance and reinsurance industry. The board of arbitrators shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within sixty (60) days following the termination of the hearing. The majority decision of the board shall be final, binding, nonappealable and conclusive upon all parties to the proceeding. The board's decision may be entered as a judgment in any court having jurisdiction thereof.

Each party shall bear the expenses of its own arbiter and the party against which the decision of the arbitration board is rendered shall bear the expense of the umpire, unless the arbitration board, in its discretion, otherwise allocates expenses. Any remaining costs of the arbitration proceedings shall be allocated by the arbitration board.

This Article XVIII shall survive any termination of this Agreement.

ARTICLE XIX - GOVERNING LAW
---------------------------

This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska without regard to applicable principles of conflicts of law.

ARTICLE XX - SUBROGATION
------------------------

The Reinsurer shall be credited with its proportionate share of subrogation (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of Losses. The Company hereby agrees to enforce its rights to subrogation relating to any expenses if requested to do so by the Reinsurer (at the expense of the Reinsurer), and to prosecute all claims arising out of such rights.

ARTICLE XXI - ENTIRE AGREEMENT
------------------------------

This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof. There are no agreements or understandings among the parties with respect to the subject matter hereof other than as expressed in this Agreement.

ARTICLE XXII- POLICY CHANGES; RATE INCREASES
--------------------------------------------

If any change is made in a Policy by the Company that affects reinsurance hereunder, the Company shall immediately deliver written notice thereof to the Reinsurer. Except for Policy Changes required by state or federal law or regulation, any proposed change shall not be effective until approved in writing by the Reinsurer.

From and after the Effective Date, the Company shall, or shall cause its duly appointed actuary or representative to, timely file with all applicable regulatory authorities a request for rate increases with respect to the Policies reinsured under this Agreement that are subject to rate increases. Such rate increase filings shall be made (i) within fifteen (15) days after the date on which such rate increase filings are requested in writing by the Reinsurer to the Company, and (ii) in the amounts requested by the Reinsurer up to amounts permitted by applicable law based upon all relevant factors, including without limitation, loss experience for the Policies. The costs of calculating the rate increase amount, if calculated by an outside actuary or other qualified outside representative of the Company, shall be borne by the Reinsurer in proportion to its share of liability hereunder.

The Company agrees to deliver to the Reinsurer within forty-five (45) days after the end of each calendar quarter a written report showing:

1. The loss experience on the Policies reinsured under this Agreement for the preceding quarter; and

2. The dates on which rate increase filings were actually made for Policies reinsured under this Agreement for the preceding quarter, if any; and

3. The amounts of the rate increases which were filed and the amounts which were approved for Policies reinsured under this Agreement; and

4.     Whether approval of the rate increase filings have been obtained; and

5. Any other information reasonably requested by the Reinsurer relating to the Policies reinsured under this Agreement.

It is acknowledged and agreed that the making of timely rate increase filings as requested by the Reinsurer under this Agreement is a material inducement to the Reinsurer agreeing to enter into this Agreement and that absent the assurance that such filings will be made and the Reinsurer's reliance on such assurance, the Reinsurer would not have entered into this Agreement. Accordingly, the parties hereto agree that the failure or refusal by the Company to comply strictly with the material requirements of this Article XXII shall constitute a material breach of this Agreement by the Company and the Reinsurer may, in its discretion, suspend performance of its obligations under this Agreement (without incurring any liability, including without limitation, interest or other penalties on amounts due from the Reinsurer hereunder) by delivering to the Company written notice of the Reinsurer's intent to suspend performance of its obligations under this Agreement (the "Suspension Notice"). If the Company has not cured, or diligently pursued the cure of; the material breach of this
Article XXII within ten (10) business days after the date of the Suspension Notice, then the Reinsurer may, in its discretion, immediately terminate this Agreement, in which case the Reinsurer shall have no further liability or obligations whatsoever under this Agreement. On the date of such termination, the Reinsurer shall have no liability with respect to Policies issued by the Company on and after such date of termination. The Reinsurer shall continue to be liable for reinsurance hereunder with respect to Losses under Policies in force as of the date of termination. Upon a cure of the material breach by the Company, the Reinsurer shall perform its obligations with respect to such material breach relating back to the date of such suspension of the Reinsurer's obligations with no interruption of reinsurance coverage.

ARTICLE XXIII - OFFSET
----------------------

The Company or the Reinsurer shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of Premiums or Losses or otherwise, due from one party with respect to this Agreement.

ARTICLE XXIV - WAIVER; AMENDMENT
--------------------------------

Except as provided herein, any waiver by any party hereto of a breach by the other party of any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any subsequent breach by such party. Except as otherwise provided herein, no waiver shall be valid unless in writing and signed by the party exercising such waiver. Any modification or amendment of this Agreement shall be in writing and signed by the parties hereto.

ARTICLE XXV - NO ASSIGNMENT; BINDING EFFECT
-------------------------------------------

Except as otherwise provided herein, the right, duties and obligations hereunder of the parties hereto may not be assigned or delegated by any party hereto to any other Person without the prior written consent of the parties hereto; provided, however, that the Reinsurer may retrocede any portion of its liability hereunder. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and permitted assigns.

ARTICLE XXVI - SEVERABILITY
---------------------------

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement, and any such invalid or unenforceable provision shall be severable from the remainder of this Agreement.

ARTICLE XXVII - NOTICES
-----------------------

Any notice or other communication which is required or permitted to be delivered to any party hereunder shall be in writing and deemed delivered if sent by government-sponsored mail; an internationally-recognized overnight carrier with confirmation receipt of delivery; certified mail, return receipt requested; or facsimile with confirmation receipt of successful and complete transmission addressed as follows:

If to the Company:         Continental General Life Insurance Company
                           17800 Royalton Road
                           Strongsville, Ohio 44136
                           Facsimile: 440/572-4500
                           Attn: Chief Financial Officer

If to the Reinsurer:       Reassurance Company of Hannover
                           800 N. Magnolia Avenue, Suite 1000
                           Orlando, Florida 32803
                           Facsimile: 407/648-1468
                           Attn: Mr. Craig M. Baldwin

ARTICLE XXVIII - EXECUTION
--------------------------

The parties, by and through each of their respective authorized representatives, have executed this Agreement as of the date below written.

REASSURANCE COMPANY OF HANNOVER
Orlando, Florida
Taxpayer I.D.# 59-2859797

Date:    February 22, 1999
        -----------------------------
         /s/ Craig M. Baldwin
By:     -----------------------------
        Craig M. Baldwin
Title:  Senior Vice President

Witness: /s/
         ----------------------------







CONTINENTAL GENERAL LIFE INSURANCE COMPANY
Omaha, Nebraska
Taxpayer I.D.# 47-0463747


Date:      2/22/99
        -----------------------------

By:     /s/ Val Rajic
        -----------------------------
         Val Rajic

Title:  Authorized Officer

Witness:/s/ Mike Owens
        -----------------------------

                                   SCHEDULE A
                                   ----------

                           LIFE AND ANNUITY POLICIES
                           -------------------------



The life and annuity insurance Policy plans subject to this Agreement are as follows:

PLAN     POLICY FORM #                         NAMES AND DESCRIPTION
CODE
--------------------------------------------------------------------------------

2063     L2063                                 Flex Prem Annuity IRS Qualified
2064     L2063R                                Flex Prem Annuity IRS Qualified
2065     L2063R                                Flex Prem Annuity Non- Qualified
2066     L2063                                 Flex Prem Annuity Non- Qualified
7000     L7005F                                Flexible Premium Annuity Non-Qualified
7001     L7000F                                Flexible Premium Annuity Non-Qualified
7005     L7005F                                Flexible Premium Annuity Qualified
7006     L7005F/L7010F                         Flexible Premium Annuity Qualified
7030     G7030F                                Grp Flexible Prem Deferred Annuity
7055     L7055F                                Single Premium Deferred Annuity Qualified
7100     L7200F                                Flexible Premium Annuity Non-Qualified
7105     L7205F/L7210F                         Flexible Premium Annuity Qualified
7130     G7130C-F13                            Grp Flexible Premium Deferred Annuit-ILL
7402     L2067                                 Retirement Annuity Benefit Rider
7403     L2068                                 Limited Annuity Benefit Rider
7500     L7500F                                Flexible Premium Deferred Annuity N.Q.
7505     L7505F/7710F                          Flexible Premium Deferred Annuity Q
7700     L770F                                 General Flex - Bank Edition (NQ)
7705     L7705F/7710F                          General Flex - Bank Edition (Q)
7800     L7800F                                Bonus Single Premium Deferred (NQ)
7801     L7800F                                Bonus Single Premium Deferred (NQ)
7805     L7805F/7810F                          Bonus Single Premium Deferred (Q)
7806     L805F/7810F                           Bonus Single Premium Deferred (Q)
8701     L8701F                                Flexible Premium Annuity Rider
8702     8702                                  Flapp II Annuity Rider
9115     L9115F            155YRS81-84         Universal Life - Male
9116     L9115F            155YRS81-84         UniversalLife-Female
9127     L9130F            155YRS81-84         V Life-Band 1 Female
9128     L9130F            155YRS81-84         Versatile Life - Male Band 2
9129     L9130F            155YRS81-84         Versatile Life - Female Band 2
9130     L9130F            155YRS81-84         Versatile Life - Male
9131     L9130F            155YRS81-84         Versatile Life - Female
9132     L9150F            155YRS81-84         Universal Life II - Male
9133     L9150F            155YRS81-84         Universal Life II - Female
9135     L9155F            155YRS81-84         Universal Life III - Male

                       (LIFE AND ANNUITY POLICIES CONT.)

PLAN     POLICY FORM#                          NAME AND DESCRIPTION
CODE
--------------------------------------------------------------------------------

9136     L9155F            155YRS81-84         Universal Life III - Female
9160     L9160F            155YRS81-84         VP Life - Male $25,000 - $49,999
9161     L9160F            155YRS81-84         VP Life - Female $25,000 - $49,999
9163     L9160F            155YRS81-84         VP Life - Female $50,000 - $99,999
9170     L9170F                                The General - Male
9171     L9170F                                The General - Female
9172     L9170F                                The 5 Star General - Male
9173     L9170F                                The S Star General - Female
9180     L9170F                                K - Life Universal Life
9181     L9170F                                K - Life Universal Life
9200     L9200F                                Premier Choice - Male
9201     L9200F                                Premier Choice - Female
9202     L9200F                                Premier Choice Plus - Male
9203     L9200F                                Premier Choice Plus - Female
9300     L9300F                                Achievalife - Male Band 1
9301     L9300F                                Achievalife - Female Band 1
9302     L9300F                                Achievalife - Male Band 2
9303     L9300F                                Achievalife - Female Band 2
9304     L9300F                                Achievalife - Male Preferred
9305     L9300F                                Achievalife - Female Preferred

                             ----------------------

                          ACCIDENT AND HEALTH POLICIES
                          ----------------------------


The accident & health insurance Policy plans subject to this Agreement are as follows:

PLAN     POLICY FORM #              NAMES AND DESCRIPTION
CODE
--------------------------------------------------------------------------------
01A      MM-01A            COMP MAJ MED OVER 60 1000 DED
01B      MF-01B            COMPREHENSIVE MAJOR MED-5000 DED
01C      MF-01C            LIMITED BENEFIT HEALTH-500 DED
01D      MF-01D            COMP MAJ MED OVER 60 500 DED
01E      MF-01E            COMP MAJ MED OVER 60 500
01H      MF-01H            LIMITED BENEFIT HEALTH - 250 DED
02A      MF-02A            COMPRESHENSIVE MAJOR MED-250 DED
02B      MF-02B            COMP MAJ MED OVER 60 2500 DED
03A      MF-03A            MAJ MED OVER 60 1000-D-MONTANA
03B      MF-03B            MAJ MED OVER 60 10-D-MONTANA
03C      MF-03C            LIMITED BENEFIT 1000 DED-MONTANA
105      MF-105            HOSP MED SURG/COLUMBUS LIFE
106      MF-106            HOSPITAL SURGICAL MEDICAL
108      MF-108            HOSPITAL SURGICAL MEDICAL
109      MF-109            HOSPITAL SURGICAL MEDICAL
110      MF-110            HOSPITAL MEDICAL EXPENSE POLICY
111      MF-111            MAJOR HOSPITAL PROTECTION
112      MF-112            HOSPITAL SURGICAL MEDICAL
114      MO-C1             HOSP MED SURG-MAJOR MED POLICY
115      MF-115            HOSP MED SURG-MAJOR MED POLICY
116      MF-116            COMPREHENSIVE MAJOR MED-5000 DED
117      MF-117            COMP MAJ MED OVER 60 250 DED
118      MF-118            COMP MAJ MED-500 DED-WISCONSIN
120      MF-120            COMP MAJ MED-1000 DED-TENNESSEE
124      MF-124            COMP MAJ MED-10000 DED-MT OVER 60
125      MF-125            MAJ MED OVER 60-1000 D-CALIFORNIA
126      MF-126            MAJ MED OVER 60 100 D-ARKANSAS
128      MF-128            COMP MAJ MED 100 DED-MARYLAND
12A      MF-12A            COMP MAJOR MED 1000 DED
12B      MF-12B            COMP MAJOR MED 2500 DED
12C      MF-12C            COMP MAJOR MED 5000 DED
12E      MF-12E            MAJOR MEDICAL-300 DED
12M      MF-12M            SINGLE PERSON MSA POLICY DED #2
12N      MF-12N            MSA MAJOR MEDICAL EXPENSE
130      MF-130            MAJ MED OVER 60 100 D-TENNESSEE

                      (ACCIDENT AND HEALTH POLICIES CONT.)

PLAN     POLICY FORM #              NAMES AND DESCRIPTION
CODE
--------------------------------------------------------------------------------
13A      MF-13A            COMP MAJ MED-10000 DED
14A      MF-14A            COMP MAJ MED-900
14M      MF-14M            MSA MAJOR MED EXPENSE POLICY
15A      MF-15A            LIMITED BENEFIT 600
160      MF-160            STD HEALTH INS POLICY 1000 DED
161      MF-161            BASIC HEALTH INS POLICY 5000 DED
164      MF-164            BASIC INDIV. REFORM CONTRACT
165      MF-165            STD INDIV. REFORM CONTRACT
166      MF-166            BASIC HEALTH PLAN
167      MF-167            STANDAPD HEALTH PLAN
168      MF-0168           MAJOR MED EXPENSE POLICY
169      MF-169            MAJOR MED EXPENSE POLICY
16A      MF-16A            MAJOR MED-1000 DED
17A      MF-17A            ASSOC GROUP MAJ MED-5000 DED
19A      MF-19A            LIMITED BENEFIT HEALTH POL-300
203      MF-203            DISABILITY
204      MF-204            DISABILITY
205      MF-205            DISABILITY
206      MF-206            DISABILITY
207      MF-207            DISABILITY
208      MF-208            DISABILITY INCOME POLICY
211      MF-211            DISABILITY INCOME POLICY - FL
220      MF-220            DISABILITY INCOME/COLUMBUS LIFE
264      MF-264            DISABILITY
302      MF-302            MEDICARE SUPPLEMENT PLAN
303      MF-303            MEDICARE SUPPLEMENT PLAN
304      MF-304            MEDICARE SUPPLEMENT PLAN
307      MF-307            MEDICARE SUPPLEMENT PLAN
308      MF-308            MEDICARE SUPPLEMENT PLAN
309      MF-309            MEDICARE SUPPLEMENT PLAN
310      MF-310            MEDICARE SUPPLEMENT PLAN
311      MF-311            MEDICARE SUPPLEMENT PLAN-MN
312      MF-312            MEDICARE SUPPLEMENT PLAN-MN
313      MF-313            MEDICARE SUPPLEMENT PLAN
314      MF-314            MEDICARE SUPPLEMENT PLAN
316      MF-316            MEDICARE SUPPLEMENT PLAN-MN
317      MF-317            MEDICARE SUPPLEMENT PLAN-VA
318      MF-318            MEDICARE SUPPLEMENT PLAN-WI
319      MF-319            MEDICARE SUPPLEMENT PLAN-FL
320      MF-320            MEDICARE SUPPLEMENT PLAN-MI

                      (ACCIDENT AND HEALTH POLICIES CONT.)

PLAN     POLICY FORM #              NAMES AND DESCRIPTION
CODE
--------------------------------------------------------------------------------
321      MF-321            MEDICARE SUPPLEMENT PLAN-MI
323      MF-323            MEDICARE SUPPLEMENT POLICY
324      MF-324            MEDICARE SUPPLEMENT POLICY
325      MF-325            MEDICARE SUPPLEMENT POLICY
326      MF-326            MEDICARE SUPPLEMENT - MN
327      MF-327            MEDICARE SUPPLEMENT POLICY
328      MF-328            BASIC MEDICARE SUP POLICY
329      MF-329            MEDICARE SUPPLEMENT - MN
330      MF-330            MEDICARE SUPPLEMENT - MN
331      MF-331            MEDICARE SUPPLEMENT - MN
332      MF-332            MEDICARE SUP POLICY-LEVEL
333      MF-333            MEDICARE SUPPLEMENT POLICY
334      MF-334            MEDICARE SUPPLEMENT POLICY
335      MF-335            MEDICARE SUP POLICY-JAN'92
340      MF-340            MEDICARE SUPPLEMENT POLICY
341      MF-341            MEDICARE SUPPLEMENT POLICY
342      MF-342            MEDICARE SUPPLEMENT POLICY
343      MF-343            MEDICARE SUPPLEMENT POLICY
345      MF-345            MEDICARE SUPPLEMENT POLICY
346      MF-346            MEDICARE SUPPLEMENT POLICY
347      MF-347            MEDICARE SUPPLEMENT POLICY
348      MF-348            MEDICARE SUPPLEMENT POLICY
349      MF-349            MEDICARE SUPPLEMENT POLICY
350      MF-350            MEDICARE SUPPLEMENT POLICY
351      MF-351            MEDICARE SUPPLEMENT POLICY
352      MF-352            MEDICARE SUPPLEMENT POLICY
360      MF-360            MEDICARE
361      MF-361            MEDICARE SUP CERTIFICATE
362      MF-362            MEDICARE
363      MF-363            MEDICARE
364      MF-364            MEDICARE
365      MF-365            MEDICARE
366      MF-366            MEDICARE SUPPLEMENT CERT.
367      MF-367            MEDICARE SUPPLEMENT CERT.
368      MF-368            MEDICARE SUPPLEMENT CERT.
370      MF-370            MEDICARE SUPPLEMENT POLICY
390      MF-390            MEDICARE SUPPLEMENT POLICY
391      MF-391            MEDICARE SUPPLEMENT POLICY
392      MF-392            MEDICARE SUPPLEMENT POLICY

                      (ACCIDENT AND HEALTH POLICIES CONT.)

PLAN     POLICY FORM #             NAMES AND DESCRIPTION
CODE
--------------------------------------------------------------------------------
393      MF-393            MEDICARE SUPPLEMENT POLICY
403      MF-403            NURSING CARE FACILITY POLICY
404      MF-404            NURSING CARE FACILITY POLICY
405      MF-405            LONG-TERM CARE INSURANCE
407      MF-407            LONG-TERM CARE INSURANCE
408      MF-408            LONG-TERM CARE INS POLICY
409      MF-409            LONG-TERM CARE INS POLICY
410      MF-410            LONG-TERM CARE INS POLICY
411      IGR-TX            LONG-TERM CARE INSURANCE
414      MF-414            LONG-TERM CARE INSURANCE
420      MF-420            LONG-TERM CARE W/O ROP RIDER
421      MF-421            LONG-TERM CARE INSURANCE
422      MF-422            NURSING HOME INSURANCE
423      MF-423            LONGTERM CARE INS POLICY
425      MF-425            MAJOR MEDICAL
426      MO-C1             MAJOR MEDICAL
428      RP(10)(WI)        NURSING HOME INS POLICY
429      MF-429            LONG-TERM CARE INSURANCE
430      MF-430            COMPREHENSIVE LONG TERM CARE
431      MF-431            LONG TERM CARE INSURANCE
432      MF-432            LONG TERM CARE INS POLICY
435      MF-435            LONG TERM CARE INSURANCE
436      MF-436            LONG TERM CARE INSURANCE
437      MF-437            BASIC NUR HOME LONG TERM CARE
438      MF-438            BASIC NUR HOME LONG TERM CARE
440      MF-440            LONG TERM CARE UNDER 80W/O ROP
442      MF-442            QUALIFIED LONG TERM CARE
443      MF-443            QUALIFIED LONG TERM CARE
444      MF-444            QUALIFIED LONG TERM CARE
445      MF-445            QUALIFIED LONG TERM CARE
446      MF-446            QUALIFIED LONG TERM CARE INS
449      MF-449            QUALIFIED LONG TERM CARE
450      IG(Q)-1           QUALIFIED LONG TERM CARE INS
528      MF-528            HOSP MED SURG AND MAJ MED OVER 80 $140 FM
529      MF-429            NE PETROLEUM MARKETERS OV 60 500 DED
530      MF-530            COMP MAJ MED OV 602500 DED
540      MF-540            COMP MAJ MED BANKS 2500 DED

                      (ACCIDENT AND HEALTH POLICIES CONT.)

PLAN     POLICY FORM #              NAMES AND DESCRIPTION
CODE
--------------------------------------------------------------------------------
541      MF-541            COMP MAJ MED ASSN/BUS OV 60 1000 DED
542      MF-542            COMP MAJ MED COOP OVER 60 1000 DED
543      MF-543            AAA MAJ MED-250 DED
544      MF-544            COMP MAJ MED BK DEP. OV 60 250 DED
545      MF-545            COMP MAJ MED NE STKGR. OV 60 100 DED
546      MF-546            FRANCHISE MAJ MED EXP 2500 DED
547      MF-547            FRANCHISE MAJ MED EXP 250
625      MF-625            TRAVEL ACCIDENT POLICY
627      MF-627            CANCER POLICY
640      MF-640            EMPLOYEE GROUP HEALTH PLAN
701      MF-701            HOSPITAL INDEMNITY POLICY
702      MF-702            HOSPITAL INDEMNITY POLICY
703      MF-703            HOSPITAL INDEMNITY POLICY
704      MF-704            HOSPITAL INDEMNITY POLICY
705      MF-705            HOSPITAL INDEMNITY POLICY
706      MF-706            HOSPITAL INDEMNITY POLICY OV 64
708      MF-708            HOSPITAL INDEMNITY POLICY
709      MF-709            HOSPITAL INDEMNITY POLICY
730      MF-730            HOSPITAL CONF INDEMNITY
731      MF-731            HOSPITAL CONF INDEMNITY
735      MF-735            HOSPITAL CONF INDEMNITY-FL
750      MF-750            GROUP MEDICAL "WRAP"
800      MF-800            ACCIDENT ONLY POLICY
801      MF-801            ACCIDENT ONLY POLICY
802      MF-802            ACCIDENT ONLY POLICY
804      MF-804            ACCIDENT ONLY POLICY
805      MF-805            ACCIDENT DISABILITY POLICY
810      MF-810            ACCIDENT ONLY POLICY
811      MF-811            ACCIDENT ONLY POLICY
812      MF-912            ACCIDENT ONLY POLICY
815      MF-815            ACCIDENT ONLY POLICY-FL
816      MF-816            ACCIDENT ONLY POLICY
901      MF-901            CANCER POLICY
902      MF-902            CANCER POLICY
903      MF-903            CANCER POLICY
904      MF-904            CANCER POLICY

                      (ACCIDENT AND HEALTH POLICIES CONT.)

PLAN     POLICY FORM #              NAMES AND DESCRIPTION
CODE
--------------------------------------------------------------------------------
905      MF-905            CANCER POLICY 65 OF OLDER
907      MF-907            CANCER AND SPEC DISEASE POLICY
908      MF-908            CANCER AND SPEC DISEASE POLICY
909      MF-909            CANCER AND SPEC DISEASE POLICY
910      MF-910            CANCER AND SPECIFIED DISEASE
911      MF-911            CANCER AND SPECIFIED DISEASE
913      MF-913            CANCER AND SPEC DIS POLICY-FL
914      MF-914            CANCER AND SPEC DIS POLICY-FL
915      MF-915            CANCER AND SPECIFIED DISEASE
DG1      MF-DG1            GROUP DENTAL
DN1      MF-DN1            INDIVIDUAL DENTAL
H04      MF-H04            MAJOR MEDICAL EXPENSE POLICY
H05      MF-H05            HOSPITAL AND SURGICAL POLICY
H07      MF-H07            HOSPITL AND SURGICAL POLICY
HS1      MF-HS1            COMPREHENSIVE MAJ MED 500 DED
HS2      MF-HS2            HOSPITAL SURG EXPENSE 250 DED
HSS      MF-HS5            COMPREHENSIVE MAJ MED 10000 DED
PPA      MF-PPA            PREFERRED PROVIDER POLICY
PPB      MF-PPB            PREFERRED PROVIDER POLICY
PPC      MF-PPC            PREFERRED PROVIDER POLICY
PPD      MF-PPD            PREFERRED PROVIDER POLICY
PPE      MF-PPE            PRE PROVIDER POLICY 1000 DED
PPF      MF-PPF            PRE PROVIDER POLICY DED 2500
PPG      MF-PPG            PRE PROVIDER CERTIFICATE
PPI      MF-PPI            PREFERRED PROVIDER POLICY
PPJ      MF-PPJ            PREFERRED PROVIDER POLICY
PPL      MF-PPL            PREFERRED PROVIDER POLICY
PPM      MF-PPM            PRE PROVIDER POLICY 250 DED
PPO      MF-PPO            PREFERRED PROVIDER POLICY
PPQ      MF-PPQ            PREFERRED PROVIDER POLICY
PPR      MF-PPR            PREFERRED PROVIDER POLICY
PPS      MF-PPS            PREFERRED PROVIDER POLICY
PPZ      MF-PPZ            PREFERRED PROVIDER CERTIFICATE
S10      MF-S10            SHORT TERM NON-RENEWABLE MED
S20      MF-S20            SHORT TERM NON-RENEW MED 600
S21      MF-S21            SHORT TERM NON-RENEW MED 150
SE1      MF-SE1            SMALL EMP GRP PLAN BASIC
SE2      MF-SE2            SMALL EMP GRP PLAN STANDAPD
SE3      MF-SE3            BASIC PLAN
SE4      MF-SE4            STANDARD PLAN

                      (ACCIDENT AND HEALTH POLICIES CONT.)


PLAN     POLICY FORM #              NAMES AND DESCRIPTION
CODE
--------------------------------------------------------------------------------
ST1      MF-ST1            SHORT TERM NON-RENEWABLE MED
STD      MF-STD            SHORT TERM NON-RENEW MED EXP 600 DED
STM      MF-STM            SHORT TERM NON-RENEW MED EXP 1200
TIM      MF-TIM            SHORT TERM NON-RENEW MAJ MED
TIP      MF-TIP            SHORT TERM NON-RENEW HOSP SURG POLICY
WP1      MF-WP1            MAJOR MED EXPENSE POLICY
WP3      MF-WP3            SURGICAL EXPENSE POLICY
WP4      MF-WP4            BASIC HOSP MEDICAL EXPENSE
WP5      MF-WP5            CANCER POLICY
WP6      MF-WP6            DOCTOR CALL POLICY

                                   SCHEDULE B
                                   ----------


                      CEDING ALLOWANCE; EXPENSE ALLOWANCES
                      ------------------------------------


CEDING ALLOWANCE: The ceding allowance payable to the Company by the Reinsurer is $13,000,000 for 50% of the Losses and Premium under Policies on and after the Effective Date.

EXPENSE ALLOWANCES: In conjunction with the quarterly accounting, a proportionate share of the following allowances will be credited to the Company at the end of each quarter in the premium/claim calculation based on the number of Policies and/or certificates in force and/or applicable Premium during the quarter. With respect to the Reinsurer's proportionate share of liability hereunder, the agreed-to Expense Allowances are as follows:

1.     Policy Administration Fee:

       (i)    Life and Annuity Policies:   $35 per Policy, plus a management fee
                                           equal to 3% of collected Premium.

       (ii)   Accident & Health Policies

              a)    Medicare Supp.:        10% of collected Premium;
              b)    Major Medical:         9% of collected Premium;
              c)    Long Term Care:        6% of collected Premium;
              d)    All others:            15% of collected Premium;

                                           provided that if the ceding
                                           allowance is not repaid within 5
                                           years after the Effective Date, the
                                           above allowances shall be reduced
                                           effective the first quarter
                                           following expiration of the 5 year
                                           period in an amount equal to the
                                           lesser of (i) the actual amount
                                           required to service the Policies in
                                           accordance with Nebraska law or (ii)
                                           the above allowances. Upon
                                           conversion of this Agreement to
                                           65/35 profit sharing on the
                                           Reinsurer's proportionate share
                                           hereunder, the allowance then in
                                           effect shall remain fixed until
                                           termination of the Agreement.

3.     Commissions will be paid on an actually incurred basis.

4.     Premium taxes will be paid on an actually incurred basis.

                                   SCHEDULE C
                                   ----------

                          RECAPTURE; EXPERIENCE REFUND
                          ----------------------------


         At the end of each quarter, an experience refund will be calculated on the Policies reinsured. If positive, this experience refund will be payable to the Company by the Reinsurer. Should the Company elect to exercise its recapture option pursuant to Article III hereof, the Company shall be liable for repayment of the then outstanding LBF as defined below, in addition to an amount sufficient to assure the Reinsurer of a maximum Modified Pre-tax 12% return on its investment from the Effective Date. Such calculation shall include the provision for target surplus in the amount of 200% of the Authorized Control Level RBC using the factor agreed to by the Company and the Reinsurer as appropriate for the Policies reinsured. The formula for the calculation of the recapture amount will be agreed to by the parties to this Agreement. In addition, the recapture shall call for a net cash settlement, with interest at the rate of "I" as defined below, of all outstanding reserve amounts as of the recapture date.

Define the following for the Policies reinsured:

         P        =         Premiums incurred during the quarter, and experience
                            refunds under other reinsurance treaties, net of any reinsurance premiums for the Reinsurer's
                            Share of the Policies reinsured.

         I        =         Net Investment income, to be defined as the
                            Reinsurer's net portfolio rate for the quarter prior to the settlement date applied to the total beginning reserves for the Policies reinsured, including provision for realized capital gains and losses. The Company will provide the Reinsurer with a breakdown of all pertinent reserve elements.

         R        =         Statutory Unearned Premium and Active Life Reserve
                            increase for the quarter.

         B        =         Policyholder Benefits incurred during the quarter,
                            net of any reinsurance benefits recovered under other reinsurance treaties for the Policies reinsured (i.e. incurred benefits = paid + change in aggregate claim reserve).

         A        =         Overhead Expense Allowances incurred during the
                            quarter.

         T        =         Premium Taxes.

         LBF      =         Loss Brought Forward from prior quarter end.

         (The initial value for LBF will be the Initial Ceding Allowance set forth in Schedule B)

Then:
         C        =        Commission allowances incurred during the quarter.

         N        =        Net gain during the quarter.
                  -        P+I-R-B-C-A-T

         ER       =        Experience Refund for the quarter, defined as:
                  =        65%[N - {1.12 to the power of .25 x LBF}] ,but not
                           less than zero.
and:
         LCF      =        Loss Carried Forward from current quarter end (=LBF
                           for next quarter), defined as:
                  =        {1.12 to the power of .25 x LBF} - N, but not less
                           than zero.